Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports First Quarter 2017 Results

DALLAS, TEXAS, May 4, 2017—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the first quarter of 2017 and provided the Company’s financial outlook.

InfraREIT reported the following first quarter 2017 financial highlights:

•	Net income was $11.0 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share was $0.18 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.30 per share
•	Cash available for distribution (“CAD”) was $19.3 million
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $40.8 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Reaffirming guidance:

•	Capital expenditure range of $275 million to $500 million for the period of 2017 through 2019
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case

Recent events:

•	On March 28, 2017, an abatement of the rate case proceeding was granted pending ongoing settlement negotiations among the Company and other parties to the rate case.

“Our performance in 2017 is off to a solid start,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “Regarding our rate case, we appreciate the time and effort of all of the parties as we continue to work towards a resolution.  We are focused on meeting the infrastructure and reliability needs of customers across our service territories. We invested more than $50 million in capital expenditures during the quarter, and we continue to estimate that our capital expenditures during the period of 2017 to 2019 will fall in the $275 million to $500 million range.”

First Quarter 2017 Results

Lease revenue increased 18 percent to $39.6 million for the three months ended March 31, 2017, compared to the same period in 2016.  For the first quarter 2017, base rent contributed $39.6 million, compared to $33.7 million of base rent for the first quarter 2016.  There was no percentage rent recognized during the first quarter 2017 or 2016 as Sharyland’s year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company anticipates that revenue will grow each year with little to no percentage rent recognized in the first and second quarters of each year and with the largest amounts recognized in the third and fourth quarters of each year.

Net income was $11.0 million in the first quarter 2017, compared to net income of $8.8 million in the first quarter 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.18 per share during the first quarter 2017 compared to $0.14 per share during the same period in 2016.

Non-GAAP EPS was $0.30 per share for the first quarter 2017 and $0.31 per share for the first quarter 2016.  CAD was $19.3 million for both the first quarter of 2017 and 2016.  Adjusted EBITDA was $40.8 million for the first quarter 2017, an increase of 7 percent, compared to $38.1 million for the same period in 2016.  Funds from Operations (“FFO”) was $23.7 million for the first quarter 2017, compared to $19.9 million from the same period in 2016, representing an increase of 19 percent.  For the first quarter 2017, FFO on an adjusted basis (“AFFO”) was $30.8 million, compared to $29.1 million for the same period in 2016, representing an increase of 6 percent.

Liquidity and Capital Resources

As of March 31, 2017, the Company had $2.6 million of unrestricted cash and cash equivalents and $163.0 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

The Company estimates footprint capital expenditures in the following ranges over the next three years: $175 million to $240 million for 2017; $75 million to $150 million for 2018; and $25 million to $110 million for 2019.

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Pending Rate Case

On December 30, 2016, InfraREIT’s regulated subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), and its tenant, Sharyland Utilities, L.P. (“Sharyland”), filed an amended rate case application and rate filing packages with the Public Utility Commission of Texas (“PUCT”) under Docket No. 45414 (“December Rate Case Filing”).  On March 28, 2017, an abatement of the rate case proceeding was granted and the hearing on the merits that was scheduled for March 29 through April 7, 2017 was canceled, pending ongoing settlement negotiations among the Company and the other parties to the rate case.

The December Rate Case Filing requested an allowed return on common equity (“ROE”) of 10 percent and to maintain the current capital structure of 55 percent debt and 45 percent equity.  SDTS and Sharyland also requested a reduction in cost of debt to 4.97 percent, down from 6.73 percent.

The December Rate Case Filing highlighted the significant capital investments since Sharyland’s prior rate case filing, which was based on a 2012 test year.  As required by Sharyland’s prior rate case, the December Rate Case Filing also provided for the consolidation of Sharyland’s two existing tariffs (one for its Stanton, Brady and Celeste service territories and one for its McAllen service territory) into a single tariff that will set uniform system-wide rates and proposed “cost-based rates” for Sharyland’s distribution customers.  The December Rate Case Filing also requested the PUCT to issue SDTS its own certificate of convenience and necessity.

The December Rate Case Filing requested PUCT approval of a tariff establishing terms and conditions for the leases between Sharyland and SDTS.  Additionally, SDTS and Sharyland proposed to replace their five existing leases with two new leases, one for transmission assets and one for distribution assets, that will be directly regulated by the PUCT as part of an SDTS tariff. Sharyland will continue to have operational control over SDTS’s assets and will remain primarily responsible for regulatory compliance and reporting requirements related to the assets, on behalf of and with the cooperation of SDTS.  Each of the new leases, if approved by the PUCT, will be executed upon conclusion of the rate case and have an initial four-year term.

Under the proposed lease agreements, Sharyland will continue to pay base and percentage rent as established by the PUCT.  The PUCT will establish the base rent rate, percentage rent rates and annual percentage rent breakpoints in the pending rate case.  The base rent payments will be updated on an ongoing basis through interim transmission cost of service (“TCOS”) and distribution cost recovery factor (“DCRF”) filings with the PUCT.  These updates will replace the current rent supplements and validation process in the Company’s existing lease structure.

Percentage rent under the proposed leases will be an annual amount equal to the applicable percentage (“percentage rent rate”) of adjusted gross revenues collected by Sharyland during the year in excess of the applicable annual percentage rent breakpoint.  The transmission lease will have a one-tier annual percentage rent breakpoint while the distribution lease will contain two tiers of annual percentage rent breakpoints and percentage rent rates.  The percentage rent rates and annual percentage rent breakpoints will not change between rate cases.  The two-tier breakpoints in the distribution lease provide a mechanism for SDTS and Sharyland to allocate revenues between the two companies associated with normal load growth.

The proposed lease payments are designed to comply with the “true lease” requirement and other tax rules applicable to REITs.

The December Rate Case Filing also references a proposed solution (“Transition Payment Agreement”), which is intended to allocate the growth in Sharyland’s distribution revenues as additional assets are placed in service after the 2015 test year between the Company’s subsidiary, Transmission and Distribution Company, L.L.C. (“TDC”), as the unregulated parent company of SDTS, and an unregulated parent company of Sharyland.  The Transition Payment Agreement will provide the Company the opportunity to realize a portion of Sharyland’s revenue growth to mitigate the regulatory lag on the Company’s assets placed in service between rate cases, similar to the opportunity that integrated utilities receive.  The Company expects the payments under the Transition Payment Agreement, which will be executed upon conclusion of the rate case, to be based on a variety of factors, including Sharyland’s distribution revenue growth and the amount of distribution assets placed in service.

There can be no guarantee that a settlement will be reached or when the abatement may be lifted and, if necessary, the hearings rescheduled; therefore, the ultimate timing and outcome of the rate case cannot be predicted at this time.

Supplemental information relating to Sharyland’s and SDTS’s rate case can be found at www.InfraREITInc.com under the “Investor Relations/Rate Regulation” section as well as “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.  InfraREIT will post updates to these sections of the Company’s Web site as new information becomes available.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “Q1 2017 Results & Supplemental Information” presentation posted on the Company’s Web site.

Dividends and Distributions

On February 27, 2017, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 31, 2017.  The cash distributions and dividends were paid on April 20, 2017.

Conference Call and Webcast

As previously announced, management will host a teleconference call on May 4, 2017, at 10 a.m. U.S. Central time (11 a.m. U.S. Eastern time). David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10098383) or via the Internet at www.InfraREITInc.com. A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10098383), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”). In particular, InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focus on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events.  Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding its anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics.  The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependence on the tenant’s solvency and financial and operating performance; (c) the effects of existing and future tax and other laws and governmental regulations; (d) the Company’s failure to qualify or maintain its status as a REIT or changes in the tax laws applicable to REITs; (e) the amount of available investment to grow the Company’s rate base; and (f) insufficient cash available to meet distribution requirements.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission.  For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented.  In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made.  InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Lease revenue
Base rent	$39,624	$33,665
Percentage rent	—	—
Total lease revenue	39,624	33,665
Operating costs and expenses
General and administrative expense	5,981	5,545
Depreciation	12,687	11,074
Total operating costs and expenses	18,668	16,619
Income from operations	20,956	17,046
Other (expense) income
Interest expense, net	(9,698)	(8,842)
Other income, net	3	759
Total other expense	(9,695)	(8,083)
Income before income taxes	11,261	8,963
Income tax expense	244	186
Net income	11,017	8,777
Less: Net income attributable to noncontrolling interest	3,068	2,462
Net income attributable to InfraREIT, Inc.	$7,949	$6,315
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.18	$0.14
Diluted	$0.18	$0.14
Cash dividends declared per common share	$0.25	$0.25
Weighted average common shares outstanding (basic shares)	43,775	43,570
Redemption of operating partnership units	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,775	43,570
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$3,068	$2,462
Redemption of operating partnership units	16,900	17,057

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$2,617	$17,612
Restricted cash	1,682	1,682
Due from affiliates	27,058	32,554
Inventory	7,229	7,276
Prepaids and other current assets	1,447	726
Total current assets	40,033	59,850
Electric Plant, net	1,675,221	1,640,820
Goodwill	138,384	138,384
Other Assets	36,650	37,646
Total Assets	$1,890,288	$1,876,700
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$29,124	$37,372
Short-term borrowings	162,000	137,500
Current portion of long-term debt	7,960	7,849
Dividends and distributions payable	15,169	15,161
Accrued taxes	4,659	4,415
Total current liabilities	218,912	202,297
Long-Term Debt, Less Deferred Financing Costs	707,464	709,488
Regulatory Liability	24,013	21,004
Total liabilities	950,389	932,789
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,775,383 and 43,772,283 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	438	438
Additional paid-in capital	705,900	705,845
Accumulated deficit	(21,238)	(18,243)
Total InfraREIT, Inc. equity	685,100	688,040
Noncontrolling interest	254,799	255,871
Total equity	939,899	943,911
Total Liabilities and Equity	$1,890,288	$1,876,700

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$11,017	$8,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,687	11,074
Amortization of deferred financing costs	1,004	1,003
Allowance for funds used during construction - other funds	—	(759)
Equity based compensation	140	292
Changes in assets and liabilities:
Due from affiliates	5,496	5,638
Inventory	47	(143)
Prepaids and other current assets	(721)	(829)
Accounts payable and accrued liabilities	140	7,487
Net cash provided by operating activities	29,810	32,540
Cash flows from investing activities
Additions to electric plant	(52,223)	(58,495)
Net cash used in investing activities	(52,223)	(58,495)
Cash flows from financing activities
Proceeds from short-term borrowings	34,000	—
Repayments of short-term borrowings	(9,500)	(54,000)
Proceeds from borrowings of long-term debt	—	100,000
Repayments of long-term debt	(1,921)	(1,817)
Deferred financing costs	—	(649)
Dividends and distributions paid	(15,161)	(13,634)
Net cash provided by financing activities	7,418	29,900
Net (decrease) increase in cash and cash equivalents	(14,995)	3,945
Cash and cash equivalents at beginning of period	17,612	9,471
Cash and cash equivalents at end of period	$2,617	$13,416

Non-GAAP Measures

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period and (b) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following table sets forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$7,949	$0.18	$6,315	$0.15
Net income attributable to noncontrolling interest	3,068	0.18	2,462	0.14
Net income	11,017	0.18	8,777	0.15
Percentage rent adjustment (1)	6,174	0.10	6,990	0.11
Base rent adjustment (2)	957	0.02	3,035	0.05
Non-GAAP net income	$18,148	$0.30	$18,802	$0.31

(1)

Represents the difference between the amount of percentage rent payments and the amounts recognized during the applicable period, if any. Although the Company receives percentage rent payments related to each quarter, it does not recognize lease revenue related to percentage rent payments until the Company’s tenant’s annual gross revenues exceed minimum specified annual breakpoints under the leases.

(2)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP. The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(3)

The weighted average common shares outstanding during the three months ended March 31, 2017 of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended March 31, 2017 of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended March 31, 2017 of 60.7 million was used for the remainder of the per share calculations.

(4)

The weighted average common shares outstanding during the three months ended March 31, 2016 of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended March 31, 2016 of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended March 31, 2016 of 60.6 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income to CAD:

	Three Months Ended March 31,
(In thousands, unaudited)	2017	2016
Net income	$11,017	$8,777
Depreciation	12,687	11,074
Percentage rent adjustment (1)	6,174	6,990
Base rent adjustment (2)	957	3,035
Amortization of deferred financing costs	1,004	1,003
Non-cash equity compensation	140	292
Other income, net (3)	(3)	(759)
Capital expenditures to maintain net assets	(12,687)	(11,074)
CAD	$19,289	$19,338

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.8 million for the three months ended March 31, 2016. There were no AFUDC on other funds recorded during the three months ended March 31, 2017.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (b) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
(In thousands, unaudited)	2017	2016
Net income	$11,017	$8,777
Interest expense, net	9,698	8,842
Income tax expense	244	186
Depreciation	12,687	11,074
EBITDA	33,646	28,879
Percentage rent adjustment (1)	6,174	6,990
Base rent adjustment (2)	957	3,035
Other income, net (3)	(3)	(759)
Adjusted EBITDA	$40,774	$38,145

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (b) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended March 31,
(In thousands, unaudited)	2017	2016
Net income	$11,017	$8,777
Depreciation	12,687	11,074
FFO	23,704	19,851
Percentage rent adjustment (1)	6,174	6,990
Base rent adjustment (2)	957	3,035
Other income, net (3)	(3)	(759)
AFFO	$30,832	$29,117

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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